SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

BOSTON LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (617) 425-0200

Item 5.	Other Events

On February 17, 2004, Boston Life Sciences, Inc. announced that the Company has received the FDA’s response to its latest SPA protocol submission for Altropane® for the indication of differentiating Parkinsonian from non-Parkinsonian syndromes in patients with tremors. The FDA requested further modification to the statistical presentation section of the protocol relating to statistical methodologies. The Agency also provided statistical guidance regarding the circumstances under which this single Phase III study would be sufficient to achieve approvability for this indication, and the Company is further seeking clarification on this point. The Company believes that these requested changes do not pose a significant obstacle to obtaining the SPA Agreement and has already made the requested modifications to the statistical plan in order to satisfy the conditions for an SPA Agreement. The Company’s press release announcing this development is filed as an exhibit to this report.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

99.1 Press Release issued by the Company on February 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES INC

Date:	February 18, 2004	By:	/s/ Joseph Hernon

		Name:	Joseph Hernon
		Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

The following designated exhibits are incorporated by reference or filed with this report, as indicated:

99.1	Press Release issued by the Company on February 17, 2004.